   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1999



                                                      REGISTRATION NO. 333-89179

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 1


                                       TO



                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                 KNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                           4812                           52-242458
  (State or of Incorporation)     (Primary Standard Industrial           (I.R.S. Employer
                                       Identification No.)          Classification Code Number)

                            1241 O.G. SKINNER DRIVE
                           WEST POINT, GEORGIA 31833
                                 (706) 645-8553
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                CHAD S. WACHTER
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                 KNOLOGY, INC.
                            1241 O.G. SKINNER DRIVE
                           WEST POINT, GEORGIA 31833
                                 (706) 645-8553
           (Name, address, including zip code, and telephone number,
            including area code, of registrant's agent for service)

                             ---------------------

                                   Copies to:
                            STEVEN M. KAUFMAN, ESQ.
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 637-5600

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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


                      EXPLANATORY NOTE TO AMENDMENT NO. 1



     This Amendment No. 1 to the KNOLOGY, Inc. Registration Statement on Form S-1 has been filed solely for the purpose of filing certain exhibits to the Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (a) Exhibits

EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
--------                           -------------------
 2.1(1)   --   Agreement and Plan of Merger, dated December 5, 1997, by and among KNOLOGY Holdings, Inc., KNOLOGY of Panama City, Inc.,
               Beach Cable, Inc. and L. Charles Hilton
 2.2(2)   --   Purchase Agreement between Cable Alabama Corporation and
               KNOLOGY of Huntsville, Inc., dated as of October 19, 1998.
 3.1(4)   --   Certificate of Incorporation of KNOLOGY, Inc.
 3.2(4)   --   Bylaws of KNOLOGY, Inc.
 3.3(4)   --   Certificate of Designations of Series A Preferred Stock
 3.4(4)   --   Certificate of Designations of Series B Preferred Stock
 4.1(4)   --   Specimen Certificate for Shares of Common Stock, par value
               $0.01, of KNOLOGY, Inc.
 4.2(4)   --   Specimen Certificate for Shares of Series A Preferred Stock,
               par value $0.01, of KNOLOGY, Inc.
 4.3(4)   --   Specimen Certificate for shares of Series B Preferred Stock, par value $0.01, of KNOLOGY, Inc.
 4.4(1)   --   Indenture dated as of October 22, 1997 between KNOLOGY
               Holdings, Inc. and United States Trust Company of New York,
               as Trustee, relating to the 11 7/8% Senior Discount Notes
               Due 2007 of KNOLOGY Holdings, Inc.
 4.5(1)   --   Registration Rights Agreement, dated October 22, 1997,
               between KNOLOGY Holdings, Inc., the Placement Agents and
               SCANA Communications, Inc.
 4.6      --   Form of Senior Discount Note (contained in Indenture filed as Exhibit 4.5)
 4.7      --   Form of Exchange Note (contained in Indenture filed as
               Exhibit 4.5)
 5.1(4)   --   Opinion of Hogan & Hartson, L.L.P.
10.1(1)   --   Unit Purchase Agreement, dated as of October 16, 1997
               between KNOLOGY Holdings, Inc. and SCANA Communications,
               Inc.
10.2(1)   --   Warrant Agreement, dated as of October 22, 1997, between
               KNOLOGY Holdings, Inc. and United States Trust Company of
               New York (including form of Warrant Certificate)
10.3(1)   --   Warrant Registration Rights Agreement, dated as of October
               22, 1997, between KNOLOGY Holdings, Inc. and United States
               Trust Company of New York
10.4(1)   --   Lease Agreement dated April 15, 1996 by and between D.L.
               Jordan and American Cable Company, Inc.
10.5(1)   --   Pole Attachment Agreement dated January 1, 1998 by and
               between Gulf Power Company and Beach Cable, Inc.
10.6(1)   --   Telecommunications Facility Lease and Capacity Agreement,
               dated September 10, 1996, by and between Troup EMC
               Communications, Inc. and Cybernet Holding, Inc.
10.7(1)   --   Master Pole Attachment Agreement dated January 12, 1998 by and between South Carolina Electric and Gas and KNOLOGY
               Holdings, Inc. d/b/a/ KNOLOGY of Charleston.
10.8(1)   --   License Agreement dated September 29, 1995 by and between
               Montgomery Cablevision and Entertainment, Inc. and American
               Communications Services of Montgomery, Inc.
10.9(1)   --   License Agreement dated January 17, 1996 by and between
               American Cable, Inc. and American Communication Services of
               Columbus, Inc.

EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
--------                           -------------------
10.10(1)  --   Addendum to License Agreement dated April 21, 1997 by and
               between American Cable, Inc. and American Communication
               Services of Columbus, Inc.
10.11(1)  --   Lease Agreement, dated December 5, 1997 by and between The
               Hilton Company and KNOLOGY of Panama City, Inc.
10.12(1)  --   Billing and Collection Services Agreement dated April 2,
               1997 by and between Interstate Telephone Company and
               Cybernet Holding, Inc.
10.13(1)  --   Certificate of Membership with National Cable Television
               Cooperative, dated January 29, 1996, of Cybernet Holding,
               Inc.
10.14(1)  --   Stockholders' Agreement dated as of December 8, 1995 among
               KNOLOGY Holdings, Inc. and Certain Stockholders thereof
10.15(1)  --   Amendment No. 1 to Stockholders' Agreement dated as of
               January 25, 1996.
10.16(1)  --   Amendment No. 2 to Stockholders' Agreement dated as of April
               18, 1996.
10.17(1)  --   Amended and Restated Agreement dated as of July 28, 1997
               among KNOLOGY Holdings, Inc. and Certain Stockholders
               thereof
10.18(2)  --   Ordinance No. 99-16 effective March 16, 1999 between
               Columbus consolidated Government and KNOLOGY of Columbus,
               Inc.
10.19(1)  --   Ordinance No. 16-90 (Montgomery, Alabama) dated March 6,
               1990.
10.20(1)  --   Ordinance No. 50-76 (Montgomery, Alabama)
10.21(1)  --   Ordinance No. 9-90 (Montgomery, Alabama) dated January 16,
               1990.
10.22(1)  --   Resolution No. 58-95 (Montgomery, Alabama) dated April 6,
               1995.
10.23(1)  --   Resolution No. 92-7 (Panama City Beach, Florida) dated July
               23, 1992.
10.24(1)  --   License (Bay County, Florida) dated January 5, 1993.
10.25(1)  --   Resolution No. 97-22 (Panama City Beach, Florida) dated
               December 3, 1997.
10.26(1)  --   Resolution No. 2075 (Bay County, Florida) dated November 18,
               1997.
10.27(3)  --   Ordinance No. 5999 (Augusta, Georgia) dated January 20,
               1998.
10.28(3)  --   Ordinance No. 1723 (Panama City, Florida) dated March 10,
               1998.
10.30(2)  --   Ordinance No. 98054 (Mount Pleasant, South Carolina) dated
               March 9, 1999.
10.31(2)  --   Franchise Agreement (Charleston County, South Carolina)
               dated December 15, 1998.
10.32(2)  --   Ordinance No. 1998-47 (North Charleston, South Carolina)
               dated May 28, 1998.
10.33(2)  --   Ordinance No. 1998-77 (Charleston, South Carolina) dated
               April 28, 1998.
10.34(2)  --   Ordinance No. 98-5 (Columbia County, Georgia) dated August
               18, 1998.
10.35(2)  --   Switching Agreement dated May 1, 1998 between Interstate
               Telephone Company and KNOLOGY Holdings, Inc.
10.36(2)  --   Network Access Agreement dated July 1, 1998 between SCANA
               Communications, Inc., f/k/a MPX Systems, Inc. and KNOLOGY
               Holdings, Inc.
10.37(2)  --   Internet Access Contract dated September 1, 1998 between ITC
               Data Com Communications, Inc. and KNOLOGY Holdings, Inc.
10.38(2)  --   Collocation Agreement for Multiple Sites dated on or about
               June 1998 between Interstate FiberNet, Inc. and KNOLOGY
               Holdings, Inc.
10.39(2)  --   Lease Agreement dated October 12, 1998 between Southern
               Company Services, Inc. and KNOLOGY Holdings, Inc.
10.40(2)  --   Facilities Transfer Agreement dated February 11, 1998
               between South Carolina Electric and Gas Company and KNOLOGY
               Holdings, Inc., d/b/a KNOLOGY of Charleston.

EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
--------                           -------------------
10.41(2)  --   License Agreement dated March 3, 1998 between BellSouth
               Telecommunications, Inc. and KNOLOGY Holdings, Inc.
10.44(2)  --   Pole Attachment Agreement dated February 18, 1998 between
               KNOLOGY Holdings, Inc. and Georgia Power Company
10.46(2)  --   Assignment Agreement dated March 4, 1998 between Gulf Power
               Company and KNOLOGY of Panama City, Inc.
10.47(2)  --   Adoption Agreements dated March 1, 1999 between KNOLOGY
               Holdings, Inc. and BellSouth Telecommunications, Inc.
10.48(2)  --   Lease Switching Agreement between South Carolina Net for TTE
               Inc. and KNOLOGY Holdings, Inc.
10.50(2)  --   Carrier Services Agreement dated September 30, 1998 between
               Business Telecom, Inc. and KNOLOGY Holdings, Inc.
10.51(2)  --   Reseller Services Agreement dated September 9, 1998 between
               Business Telecom, Inc. and KNOLOGY Holdings, Inc.
10.52(2)  --   Private Line Services Agreement dated September 10, 1998
               between BTI Communications Corporation and KNOLOGY Holdings,
               Inc.
10.53(2)  --   Credit Facility Agreement between First Union National Bank,
               First Union Capital Markets Corp. and KNOLOGY Holdings, Inc.
               dated December 22, 1998.
10.54(2)  --   Ordinance No. 284 (Cedar Grove, Florida) dated June 9, 1998.
10.55(2)  --   License Agreement dated January 5, 1993 between County
               Commissioners of Bay County Florida and Beach Cable, Inc.
10.56(2)  --   Ordinance No. 647 (Lynn Haven, Florida) dated May 12, 1998 between KNOLOGY of Panama City, Inc. and the City of Lynn
               Haven.
10.57(2)  --   Ordinance No. 1723 (Panama City, Florida) dated March 10,
               1998 between KNOLOGY of Panama City, Inc. and the City of
               Panama City.
10.58(2)  --   Resolution No. 97-22 (Panama City Beach, Florida) dated
               December 3, 1997 between Panama City Beach, Florida and
               KNOLOGY Holdings, Inc.
10.59(4)  --   Form of Tax Separation Agreement between ITC Holding and
               KNOLOGY, Inc.
10.60(4)  --   Services Agreement between ITC Service Company and
               Interstate Telephone Company, Inc.
10.61(4)  --   Residual Note from KNOLOGY, Inc. to ITC Holding Company,
               Inc.
10.62(5)* --   Right of First Refusal and Option Agreement, dated November
               19, 1999 by and between KNOLOGY of Columbus, Inc. and ITC
               Service Company, Inc.
10.63(5)* --   Services Agreement dated November 2, 1999 between KNOLOGY,
               Inc. and ITC Service Company, Inc.
10.64(5)* --   Support Agreement, dated November 2, 1999 between Interstate
               Telephone Company, Inc. and ITC Service Company, Inc.
12.1(4)   --   Statement regarding Computation of Ratio of Earnings to
               Fixed Charges.
21.1(4)   --   Subsidiaries of KNOLOGY, Inc.
23.1(6)   --   Consent of Arthur Andersen LLP.
23.2(6)   --   Consent of Deloitte & Touche LLP.
24.1(6)   --   Power of Attorney.
27.1(6)   --   Financial Data Schedule for year ended 1997 (for SEC use
               only).
27.2(6)   --   Financial Data Schedule for year ended 1998 (for SEC use
               only).
99.1(4)   --   Consent of Richard Bodman to his nomination to be director of KNOLOGY, Inc.

EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
--------                           -------------------
99.2(4)   --   Consent of Alan A. Burgess to his nomination to be director of KNOLOGY, Inc.
99.3(4)   --   Consent of Donald W. Burton to his nomination to be director of KNOLOGY, Inc.
99.4(4)   --   Consent of L. Charles Hilton, Jr. to his nomination to be
               director of KNOLOGY, Inc.
99.5(4)   --   Consent of Donald W. Weber to his nomination to be director of KNOLOGY, Inc.

---------------

(1) Filed previously in connection with KNOLOGY Holdings, Inc.'s Registration Statement on Form S-4, (File No. 333-43339) and incorporated herein by reference.
(2) Filed previously in connection with KNOLOGY Holdings, Inc.'s Annual Report on Form 10-K in the year ended December 31, 1998 and incorporated herein by reference.
(3) Filed previously in connection with KNOLOGY Holdings, Inc.'s Annual Report on Form 10-K in the year ended December 31, 1997 and incorporated herein by reference.
(4) To be filed by amendment.
(5) Filed herewith.

(6) Previously filed.


 * Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text. This Exhibit has been filed separately with the Secretary of the Commission without such text pursuant to our Application Requesting Confidential Treatment under Rule 406 of the Securities Act.


     (b) Financial Statement Schedules


     Schedules have been omitted because the information required to be set forth therein is not applicable or is included elsewhere in the Financial Statements or the notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Company has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C., on this 22nd day of November, 1999.


                                          KNOLOGY, Inc.

                                          By:                  *
                                            ------------------------------------
                                                     Rodger L. Johnson
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, in the capacities indicated below, on this 22nd day of November, 1999.


                     SIGNATURE                                             TITLE
                     ---------                                             -----

                         *                           President, Chief Executive Officer and Director
---------------------------------------------------
                 Rodger L. Johnson

            /s/ FELIX L. BOCCUCCI, JR.               Chief Financial Officer and Vice President of
---------------------------------------------------    Business Development (Principal Financial and
              Felix L. Boccucci, Jr.                   Accounting Officer)

                         *                           Chairman of the Board of Directors
---------------------------------------------------
              Campbell B. Lanier, III

                         *                           Director
---------------------------------------------------
               William H. Scott, III

               * By Attorney-in-Fact

                 /s/ CHAD WACHTER
---------------------------------------------------
                   Chad Wachter